Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-252897) and Form F-3 (No. 333-263198) of Pharvaris N.V. of our report dated April 5, 2023 relating to the financial statements, which appears in this Form 20-F.

/s/ W. Voorthuijsen RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, The Netherlands, April 5, 2023